Exhibit 99.77(Q)(1)(A)(1)

AMENDMENT NO. 24 TO DECLARATION OF TRUST OF

VOYA SEPARATE PORTFOLIOS TRUST

Name Change of Series

Effective: September 30, 2016

THIS AMENDMENT NO. 24 TO THE DECLARATION OF TRUST OF VOYA SEPARATE PORTFOLIOS TRUST (“VSPT”), a Delaware statutory trust, dated March 2, 2007, as amended (the “Declaration of Trust”), reflects resolutions adopted by the Board of Trustees of VSPT on September 15, 2016, with respect to Voya In-Retirement Fund, a series of VSPT, acting pursuant to the Declaration of Trust, including Article X, Section 1, of VSPT’s Declaration of Trust. The resolutions serve to change the name of Voya In-Retirement Fund, effective September 30, 2016.

VOYA SEPARATE PORTFOLIOS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of Voya Separate Portfolios Trust (“VSPT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of VSPT at a meeting held on September 15, 2016 with regard to the name change of Voya In-Retirement Fund, effective September 30, 2016:

WHEREAS, Article X, Section 1 of the Declaration of Trust, dated March 2, 2007 (the “VSPT Declaration of Trust”), as amended, of Voya Separate Portfolios Trust (“VSPT”) provides that the Board of Trustees may amend the Declaration of Trust; so be it

RESOLVED, that the change in name from “Voya In-Retirement Fund” to “Voya Target In-Retirement Fund,” or a substantially similar name be, and hereby is, approved and the officers of VSPT be, and each hereby is, authorized, with the advice of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an amendment to the VSPT Charter to change the name of the series, to be effective on a date deemed appropriate by the officers of VSPT; and

FURTHER RESOLVED, that the officers of VSPT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to, filing with the U.S. Securities and Exchange Commission supplement(s) and post-effective amendment(s) to VSPT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of renaming Voya In-Retirement Fund; and to prepare and file such amendment(s) and/or supplement(s) to the Registration Statement in such form as may be approved by the officers of VSPT.

By:	/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Dated: September 26, 2016